Exhibit 4.5

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS WARRANT MUST NOT TRADE THIS WARRANT OR THE SHARES OF AQUINOX PHARMACEUTICALS INC. (“AQUINOX CANADA”) ISSUABLE HEREUNDER BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (i) OCTOBER 23, 2013 AND (ii) THE DATE AQUINOX CANADA BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

WARRANT TO PURCHASE STOCK

Issuers:	AQUINOX PHARMACEUTICALS (USA) INC. (“Aquinox US”) and AQUINOX PHARMACEUTICALS INC. (“Aquinox Canada” and, together with Aquinox US, the “Companies”).

Number of Units:	218,181

Units:	Subject to adjustment in accordance with the terms hereof, prior to the Conversion Date (see Section 2.3), each Unit will be comprised of (i) one share of Series C Preferred Stock of Aquinox US (a “Series C Share”) and (ii) the number of shares of special voting stock of Aquinox Canada (a “Canadian Special Voting Share”) equal to the number of whole shares of Common Stock of Aquinox US (a “Common Share”) into which a Series C Share is convertible as of the exercise date of this Warrant. From and after the Conversion Date (see Section 2.3), each Unit will be comprised of the number of whole Common Shares into which a Series C Share was convertible as of the Conversion Date, subject to adjustment in accordance with the terms hereof.

Warrant Price:	Subject to adjustment in accordance with the terms hereof (including Section 2.3), US$0.55 per Unit (of which US$0.000001 will, if applicable, be allocated to the Canadian Special Voting Share included therein).

Issue Date:	October 23, 2013

Expiration Date:	Subject to Section 1.6(b), October 23, 2023

Credit Facility:	This Warrant is issued in connection with that certain Loan Agreement of even date herewith between Silicon Valley Bank and Aquinox Canada.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (together with any successor or permitted assignee or transferee of this Warrant (“Holder”) is entitled to purchase up to 218,181 Units at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Reference is made to Section 5.4 of this Warrant whereby Silicon Valley Bank shall transfer this Warrant to its parent company, SVB Financial Group.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Companies:

(a)	the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1;

(b)	if Holder exercises this Warrant to acquire Special Canadian Voting Shares, a duly executed counterpart to the Amended & Restated Exchange Agreement dated March 19, 2013 between Aquinox US, Aquinox Canada and the shareholders of Aquinox US and Aquinox Canada (the “Exchange Agreement”) or a covenant to do so upon being provided by the Companies with a copy of the Exchange Agreement;

(c)	if Holder exercises this Warrant prior to completion of an IPO, a duly executed counterpart to the Amended & Restated Qualification and Registration Rights Agreement dated March 19, 2013 between Aquinox US and the shareholders of Aquinox US (the “Qualification and Registration Rights Agreement”) or a covenant to do so upon being provided by the Companies with a copy of the Qualification and Registration Rights Agreement; and

(d)	unless Holder is exercising this Warrant pursuant to a cashless exercise as set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Companies), or other form of payment acceptable to the Companies for the aggregate Warrant Price for the Units being purchased.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Units equal to the value of this Warrant (or the portion thereof being exercised) (a “Cashless Exercise”). Upon a Cashless Exercise, the Companies shall issue to Holder that number of Units computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Units to be issued to Holder;

Y =	the number of Units with respect to which this Warrant is being exercised (inclusive of the Units surrendered to the Companies in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Unit; and

B =	the Warrant Price.

1.3 Fair Market Value. If this Warrant (or any portion thereof) is exercised prior to the Conversion Date, the “Fair Market Value” of one Unit shall be the fair market value of (a) one Series C Share and (b) the number of Canadian Special Voting Shares equal to the number of whole Common Shares into which a Series C Share is convertible as of the exercise date of this Warrant, as determined by the board of directors of Aquinox US in good faith. If this Warrant (or any portion thereof) is exercised on or after the Conversion Date and the Common Shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the “Fair Market Value” of one Unit shall be the product of (x) the closing price or last sale price of one Common Share on such Trading Market on the Business Day immediately before the date on which Holder duly exercises this Warrant (or a portion thereof) in accordance with Section 1.1 or 1.2 above, and (y) the number of whole Common Shares into which a Unit is convertible at the time of such exercise. If this Warrant (or any portion thereof) is exercised on or after the Conversion Date and the Common Shares are not then traded or quoted on a Trading Market, the “Fair Market Value” of one Unit shall be the fair market value of the number of whole Common Shares into which a Unit is convertible at the time of such exercise, as determined by the board of directors of Aquinox US in good faith.

1.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Companies shall deliver to Holder certificates representing the securities issuable upon exercise of this Warrant (the “Underlying Securities”) to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing that portion of this Warrant not so exercised.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Companies of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Companies or, in the case of mutilation, on surrender of this Warrant to the Companies for cancellation, the Companies shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means a Change of Control as defined in Aquinox US’s Certificate of Incorporation, as in effect as of the Issue Date (“Certificate of Incorporation”).

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by stockholders consists solely of cash, Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 above prior to completion of such Acquisition, in which case such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise this Warrant prior to completion of such Acquisition, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c) The Companies shall provide Holder with written notice of a proposed Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such proposed Cash/Public Acquisition not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. If the Companies do not provide such notice and, immediately prior to the closing of the Cash/Public Acquisition, the Fair Market Value of one Series C Share or Common Shares, as the case may be, as determined in accordance with Section 1.3 above, would be greater than the Warrant Price in effect on such date, then the unexercised portion of this Warrant shall automatically be deemed on and as of such date to be fully exercised pursuant to Section 1.2 above and the Companies shall promptly notify Holder of the number of Units issued upon such exercise to Holder and Holder shall be deemed to have restated, as of such date, each of the representations and warranties of Holder set forth in Section 4 below.

(d) Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of the Companies under this Warrant and this Warrant shall thereafter be exercisable for that number and kind of securities and/or other property as Holder would have received upon completion of such Acquisition if Holder had held that number of Units issuable upon exercise of the unexercised portion of this Warrant immediately prior to completion of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market; and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the class or series included in a Unit payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Unit acquired (a “Purchased Unit”), Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the securities or shares included in the Purchased Units as of the record date for such dividend or distribution. If the Company subdivides the outstanding shares of the class or series included in a Unit by reclassification or otherwise, into a greater number of the number of shares of such class or series purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the class or series included in a Unit are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of shares of such class or series purchasable hereunder shall be proportionately decreased.

2.2 Reclassification, Capital Reorganization, Recapitalization, Substitution. If at any time prior to the Expiry Time there is a reclassification, capital reorganization, recapitalization, substitution or other similar event (other than an Acquisition) resulting in a change in the outstanding shares of the same class or series as any of the Underlying Securities , Holder shall be entitled to receive, upon exercise of this Warrant, that number and kind of securities that Holder would have been entitled to receive if Holder had exercised the unexercised portion of this Warrant prior to the effective date of such reclassification, capital reorganization, recapitalization, substitution or other similar event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant to Purchase Stock. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations, recapitalizations, substitutions or other similar events.

2.3 Conversion of Preferred Stock. If the Series C Shares are converted, automatically or by action of the holders thereof, into Common Shares pursuant to the provisions of the Certificate of Incorporation, including, without limitation, in connection with Aquinox US’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which the Series C Shares have been so converted (the “Conversion Date”), (i) each Unit issuable upon exercise of this Warrant shall include that number of Common Shares which Holder would have been entitled to receive upon conversion of a Series C Share if Holder had exercised the unexercised portion of this Warrant prior to the Conversion Date and (ii) the Warrant Price shall equal the Warrant Price in effect immediately prior to such conversion divided by the number of Common Shares into which one Series C Share was converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4 Adjustments for Diluting Issuances. For the avoidance of doubt, and without duplication of any adjustment otherwise provided for in this Section 2, the number of Common Shares issuable upon conversion of any Series C Shares issuable upon exercise of this Warrant shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5 No Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant and the number of shares to be issued shall in each case be rounded down to the nearest whole share. If, but for the application of this Section 2.5, a fractional share interest arises upon any exercise of this Warrant and such fractional interest has a Fair Market Value (as determined in accordance with Section 1.3 above) of more than US$10.00, Aquinox US or Aquinox Canada, as the case may be, shall eliminate such fractional interest by paying Holder the Fair Market Value of such fractional interest.

2.6 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price or the number or type of securities issuable upon exercise of this Warrant, the Companies shall, at their own expense, deliver to Holder within a reasonable time a written notice setting forth the adjustment to the Warrant Price and/or the number or type of securities issuable upon exercise of this Warrant and the facts upon which such adjustments are based. The Companies shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustments and the Warrant Price and the number or type of securities issuable upon exercise of this Warrant in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANIES.

3.1 Representations, Warranties and Covenants. Each of the Companies represents, warrants and covenants with Holder as follows:

(a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which Series C Shares were last sold and issued prior to the Issue Date in an arms-length transaction in which at least $500,000 of such shares were sold.

(b) The Underlying Securities which may be issued upon the exercise of this Warrant and all securities, if any, issuable upon conversion of such Underlying Securities shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. Each of the Companies shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the applicable class as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Underlying Securities into Common Shares or other securities.

(c) The Companies’ capitalization tables attached hereto as Schedule 1 are true and complete, in all material respects, as of the Issue Date.

3.2 Notice of Certain Events. If either of the Companies proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the same class or series as any of the Underlying Securities, or any class of securities into which such shares may be exchanged or converted, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the same class or series as any of the Underlying Securities any additional shares of any class or series in the capital of such company (other than pursuant to contractual pre-emptive rights);

(c) effect any subdivision, consolidation, reclassification, capital reorganization, recapitalization, substitution or other similar event effecting the outstanding shares of the same class or series as any of the Underlying Securities;

(d) effect an Acquisition or liquidate, dissolve or wind up such company; or

(e) effect an IPO;

then, in connection with each such event, the Companies shall give Holder:

(1)	with respect to the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution or subscription rights (which notice shall specify the date on which the holders of outstanding shares of the applicable series or class will be entitled to receive such dividend, distribution, or subscription rights) or for determining rights to vote, if any, in respect of such matters;

(2)	with respect to the matters referred to in (c) and (d) above, at least seven (7) Business Days prior written notice of the date when such event will take place (which notice shall specify the effective date of such event); and

(3)	with respect to an IPO, at least seven (7) Business Days prior written notice of the date on which Aquinox US proposes to file its registration statement in connection therewith.

Reference is made to Section 1.6(c) above, whereby this Warrant will be deemed to be exercised pursuant to Section 1.2 hereof if the Companies do not give written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. The Companies will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF HOLDER.

Holder represents and warrants to each of the Companies as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Underlying Securities.

4.2 Disclosure of Information. Holder is aware of the business affairs and financial condition of the Companies and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the Underlying Securities. Holder further has had an opportunity to ask questions and receive answers from the Companies regarding the terms and conditions of the offering of this Warrant and the Underlying Securities and to obtain additional information (to the extent the Companies possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of the Underlying Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and the Underlying Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and the Underlying Securities and/or has a preexisting personal or business relationship with the Companies and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of each of (i) Regulation D promulgated under the Act and (ii) National Instrument 45-106—Prospectus and Registration Exemptions.

4.5 The Act. Holder understands that this Warrant and the Underlying Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Underlying Securities must be held indefinitely unless (i) subsequently registered under the Act and qualified under applicable state securities laws or (ii) exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6 Market Stand-off Agreement. Holder agrees that the Underlying Securities shall be subject to the market stand-off provisions in Section 6.1 of the Qualification and Registration Rights Agreement.

4.7 No Voting Rights. Holder, as a holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1 Term and Automatic Cashless Exercise upon Expiration.

(a) Term. Subject to the provisions of Section 1.6(b) above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 5:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one Series C Share or Common Shares, as the case may be, as determined in accordance with Section 1.3 above, is greater than the Warrant Price in effect on such date, the unexercised portion of this Warrant shall automatically be deemed on and as of such date to be exercised in its entirety pursuant to Section 1.2 above and the Companies shall, within a reasonable time, deliver certificates representing the Underlying Securities issued upon such exercise to Holder

5.2 Legends. The Underlying Securities (and the securities issuable, directly or indirectly, upon exchange or conversion of the Underlying Securities, if any) shall, to the extent required by applicable securities laws, be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED OCTOBER 23, 2013, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE MUST NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (i) OCTOBER 23, 2013 AND (ii) THE DATE THE REPORTING ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Underlying Securities (and the securities issuable, directly or indirectly, upon exchange or conversion of the Underlying Securities, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal, state and provincial securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Companies, as reasonably requested by the Companies). The Companies shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Silicon Valley Bank’s parent company) or any other affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act and National Instrument 45-106—Prospectus and Registration Exemptions. Additionally, Aquinox US shall not require an opinion of counsel with respect to the transfer of securities of Aquinox US if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure. After receipt by Silicon Valley Bank of this Warrant, Silicon Valley Bank may transfer all of this Warrant to its parent company, SVB Financial Group by delivery to the Companies of an Assignment Agreement duly executed by each of Silicon Valley Bank and SVB Financial Group. Subject to the provisions of Section 5.3 and upon providing the Companies with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant and the Underlying Securities (or the securities issuable, directly or indirectly, upon conversion of the Underlying Securities, if any) to any transferee; provided, however, that in connection with any such transfer (i) SVB Financial Group or such subsequent Holder will give the Companies notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee; (ii) SVB

Financial Group or such subsequent Holder will surrender this Warrant to the Companies for reissuance to the transferee(s) (and Holder if applicable); and (iii) any subsequent transferee other than SVB Financial Group shall agree in writing with the Companies to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent transfer any part of this Warrant or any Underlying Securities (or the securities issuable, directly or indirectly, upon conversion of the Underlying Securities, if any) to any person or entity who directly competes with either Company, except in connection with an Acquisition of the Companies by such a direct competitor.

5.5 Notices. All notices and other communications hereunder from the Companies to Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Companies or Holder, as the case may be, in writing by the Companies or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Companies receive notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HC 215

Santa Clara, CA 95054

Telephone: (408) 654-7400

Facsimile: (408) 988-8317

Email address: derivatives@svb.com

All notices to the Companies shall be addressed as follows until Holder receives notice of a change in address:

c/o Aquinox Pharmaceuticals Inc.

Attn: David Main

Suite 430, 5600 Parkwood Way

Facsimile: (778) 331-4486

Email: dmain@aqxpharma.com

With a copy (which shall not constitute notice) to:

Cooly LLP

Attn: Gordon Empey

1700 Seventh Avenue

Suite 1900

Seattle, WA 98101

Facsimile: (206) 452-8800

Email: gempey@cooley.com

and to

McCarthy Tetrault LLP

Attn: Robin Mahood

1300 – 777 Dunsmuir Street

Vancouver, BC V7Y 1K2

Facsimile: (604) 622-5796

Email: rmahood@mccarthy.ca

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11 Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which Silicon Valley Bank is closed.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their duly authorized representatives effective as of the Issue Date written above.

AQUINOX PHARMACEUTICALS (USA) INC.

By:	/s/ David Main
Name:	David Main
(Print)
Title:	CEO

AQUINOX PHARMACEUTICALS INC.

By:	/s/ Kamran Alam
Name:	Kamran Alam
(Print)
Title:	CFO

SILICON VALLEY BANK

By:	/s/ David Sanders
Name:	David Sanders
(Print)
Title:	VP

[Signature Page to Warrant to Purchase Stock]

APPENDIX 1

NOTICE OF EXERCISE

TO:	Aquinox Pharmaceuticals (USA) Inc. and Aquinox Pharmaceuticals Inc. (the “Companies”)

RE:	Warrant to Purchase Stock dated October __, 2013 between the Companies and the undersigned Holder (the “Warrant”)

1. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Warrant.

2. The undersigned Holder hereby exercises its right purchase                      Units pursuant to the Warrant and tenders payment of the aggregate Warrant Price for such Units as follows:

[ ]	check in the amount of $ payable to order of Aquinox US enclosed herewith

[ ]	wire transfer of immediately available funds to an account specified by the Companies

[ ]	Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ]	other [describe]

3. Please issue a certificate or certificates representing the Underlying Securities in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Companies, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 1

APPENDIX 2

ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of Oct. 23, 2013 between SVB Financial Group (“Parent”) and its wholly-owned-owned subsidiary Silicon Valley Bank (the “Bank”)

WHEREAS:

A. The Bank entered into a Warrant to Purchase Stock made as of October __, 2013 (the “Warrant”) with Aquinox Pharmaceuticals (USA) Inc. and Aquinox Pharmaceuticals Inc. (together, the “Companies”).

B. The Bank wishes to assign all of its rights, liabilities and obligations under the Warrant to Parent.

NOW THEREFORE, in consideration of the mutual promises set out below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Effective as of the date hereof (the “Effective Date”), the Bank hereby assigns, transfers, sets over and conveys unto Parent all of the Bank’s rights under the Warrant.

Effective as the Effective Date, Parent hereby accepts the assignment herein provided and (a) makes to the Companies each of the representations and warranties set forth in Section 4 of the Warrant, as if made by Parent on the date hereof, and (b) covenants and agrees to be bound by the terms of the Warrant to the same extent and with the same force and effect as though Parent had been a party thereto in the place and stead of the Bank.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SILICON VALLEY BANK	SVB FINANCIAL GROUP

Name:	Name:
Title:	Title:

Acknowledged and agreed as of Oct. 23, 2013 by:

AQUINOX PHARMACEUTICALS INC.	AQUINOX PHARMACEUTICALS (USA) INC.

/s/ David Main	/s/ David Main
Name: David Main	Name: David Main
Title: CEO	Title: CEO

Appendix 2

SCHEDULE 1

Capitalization Tables

See attached

Schedule 1